UNITED STATES OF AMERICA

                               before the

                        SECURITIES AND EXCHANGE COMMISSION

In the Matter of

Northeast Utilities                          Quarterly
                                          Certificate as
                                             to Partial
                                         Consummation of
                                       Transaction $350 Million
                                       NU Parent Credit Agreement


Berlin, Connecticut

File No. 70-8875

(Public Utility Holding Company Act of 1935)


Pursuant to the Public Utility Holding Company Act of 1935 and Rule 24(a) thereunder, Northeast Utilities hereby certifies that it maintains a $350 Million Credit Agreement dated November 19, 1999 with Union Bank of California, as Administrative Agent.

 As of March 31, 2000, Northeast Utilities had $133,000,000 outstanding for this facility.

Dated: March 31, 2000

Northeast Utilities



/s/Randy A. Shoop
Assistant Treasurer - Finance